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                                                                    EXHIBIT 24.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 28, 1998, accompanying the financial statements of Global Sourcing Group, LLC contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
February 12, 1999